Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the foregoing Registration Statement on Form S-1 of our report dated September 9, 2016 relating to the balance sheets of Polar Power, Inc. as of December 31, 2015 and 2014, and the related statements of operations, shareholders’ equity, and cash flows for the years then ended. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Weinberg & Company, P.A.

Los Angeles, California

September 9, 2016